Exhibit 99.1

Republic First Bancorp, Inc. Announces Business Updates to Advance Strategy of Focusing on Core Services and Markets

PHILADELPHIA, May 5, 2023 – Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company” or “Republic First”), the holding company for Republic First Bank d/b/a Republic Bank, today announced actions that it has taken in furtherance of management’s strategy to better serve customers, focus resources on core business lines and markets, increase profitability and create value for shareholders.

Exit of Mortgage Origination Business

●

Republic Bank will exit its legacy mortgage origination business. The Bank will continue to support local communities through various Community Reinvestment Act initiatives driven through its core business lines. Historically, this platform’s primary offering was a long-term jumbo mortgage product, priced at aggressive rates, which no longer aligns with the Company’s preference for shorter duration and better risk adjusted return asset classes. Further, the high-cost nature of a jumbo mortgage origination platform is no longer consistent with the Company’s strategy for enhancing profitability and dedicating more resources to core business lines.

Streamlining NYC Commercial Lending Business

●

The Company will streamline its commercial lending business in New York City and has made commensurate reductions in force in its New York Lending and Credit teams. This action will allow Republic Bank to focus on its strong commercial relationships in and around the Bank’s core Philadelphia Metropolitan area market, serving clients domiciled here who have businesses inside and outside the region.

Thomas X. Geisel, President and CEO of Republic First Bancorp, Inc., stated:

“When I became CEO, I articulated a clear strategy to focus on our core business lines in our core markets. In our recent first quarter 2023 earnings report, we noted that we would be executing meaningful business realignment and efficiency initiatives to grow profitability, allow us to better serve our customers and create value for shareholders and all stakeholders. Today’s updates represent important steps in that direction.

While these were difficult decisions – especially because of the inherent reduction in force required – we strongly believe they are in the best interests of the Company and will allow us to build a strong foundation for the future. I would like to extend a sincere word of gratitude to our dedicated employees who will continue to drive our success.

I am excited about our opportunities that lay ahead to build an even stronger Republic Bank. We are committed to updating the market and our shareholders on an ongoing basis on business developments as we take decisive actions to execute our strategy.”

About Republic First Bancorp, Inc.

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank offers free checking, coin counting, safe deposit boxes, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company’s filings with the SEC. These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. These factors include competition, timing, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, the failure to consummate the Capital Raise, and other factors detailed from time to time in the Company’s filings with the SEC. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Contacts

Longacre Square Partners
Joe Germani / Greg Marose, 646-386-0091
jgermani@longacresquare.com / gmarose@longacresquare.com